UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Xtant Medical Holdings, Inc. (the “Company”) announced the appointment of Mark A. Schallenberger as Chief Operations Officer, effective as of January 16, 2023.

Mr. Schallenberger, age 37, has deep experience in orthobiologics. Prior to joining Xtant Medical, Mr. Schallenberger served as Chief Operations Officer of Surgenex LLC, a medical technology manufacturer, from June 2019 to January 2023. Prior to Surgenex, Mr. Schallenberger served as Senior Director of Marketing & Product Development of DCI Donor Services Tissue Bank, a tissue bank, from February 2016 to June 2019. Prior to DCI Donor Services Tissue Bank, Mr. Schallenberger served in various roles with increasing responsibility from September 2010 to February 2016 culminating with Director of Scientific Affairs with Xtant Medical Holdings, Inc. formerly Bacterin International Holdings, Inc. Mr. Schallenberger holds a Master of Science in Chemical Biology from The Scripps Research Institute and a Bachelor of Science degree in Chemistry from the University of Montana.

In connection with his appointment as an executive officer of the Company, Mr. Schallenberger and the Company entered into an employment agreement, offer letter agreement, and indemnification agreement. Under the terms of the employment agreement, Mr. Schallenberger will serve as Chief Operations Officer, effective as of January 16, 2023, and in consideration thereof, will receive an annual base salary of $400,000, a potential annual bonus of 50% of base salary, and will be granted an option to purchase 105,000 shares of the Company’s common stock and a restricted stock unit award covering 89,000 shares of the Company’s common stock under the Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan (the “Plan”), effective as of February 15, 2023, which is the 15th day of the month after his first date of employment, consistent with the Company’s equity grant policy. The options will have a 10-year term and a per share exercise price equal to the “fair market value” (as defined in the Plan) of the Company’s common stock on the grant date. The options will vest with respect to 25% of the shares of common stock purchasable thereunder on the one-year anniversary of the grant date and quarterly thereafter and the restricted stock units will vest in four equal annual installments, in each case conditioned upon Mr. Schallenberger’s continued employment with the Company and/or its subsidiaries from the grant date until the respective vesting date. The employment agreement contains severance provisions which provide that in the event Mr. Schallenberger’s employment is terminated by the Company without “cause” (as defined in the agreement) after July 16, 2023, he will be entitled to receive a severance payment equal to 12 months base salary payable as salary continuation payments, a prorated bonus for the year of termination if earned pursuant to the terms of the bonus plan, and reimbursement of COBRA payments for 12 months, and in the event his employment is terminated by the Company after July 16, 2023 and within 12 months following a “change in control” or should he resign for “good reason” (as such terms are defined in the agreement) within that period, then his 12 months base salary will be paid to him in a lump-sum payment. To be eligible to receive these payments, Mr. Schallenberger will be required to execute and not revoke a release of claims. The agreement also contains standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions.

Under the term of the offer letter agreement, Mr. Schallenberger was offered the position of Chief Operations Officer on substantially the terms as described above. Once effective, the employment agreement will supersede and replace the offer letter agreement.

The indemnification agreement with Mr. Schallenberger is substantially similar to the indemnification agreements between the Company and its executive officers and may require the Company, among other things, to indemnify Mr. Schallenberger for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by him or on his behalf in any action or proceeding to which he is, or is threatened to be, made a party by reason of his service as an officer, including any action by the Company, arising out of his service as an officer or his services provided to any other company or enterprise at the Company’s request.

The foregoing summary description of the employment agreement, option award, restricted stock unit award, offer letter agreement and indemnification agreement with Mr. Schallenberger does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, form of option award agreement, form of restricted stock unit award agreement, offer letter agreement, and form of indemnification agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release announcing the officer appointment described above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of January 16, 2023 between Xtant Medical Holdings, Inc. and Mark A. Schallenberger (filed herewith)

10.2

Form of Employee Stock Option Award Agreement for use with the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2018 (SEC File No. 001-34951))

10.3

Form of Employee Restricted Stock Unit Award Agreement for use with the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2018 (SEC File No. 001-34951))

10.4	Offer Letter Agreement dated as of December 14, 2022 between Xtant Medical Holdings, Inc. and Mark A. Schallenberger (filed herewith)

10.5

Form of Indemnification Agreement for Directors and Officers (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (SEC File No. 001-34951))

99.1	Press Release dated January 9, 2023 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: January 9, 2023